Exhibit 10.1
AMENDMENT NO. 1 TO THE MANAGEMENT AND INCENTIVE FEE WAIVER AGREEMENT
BY AND BETWEEN
NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND AND
CHURCHILL PCIF ADVISOR LLC
This Amendment No. 1 (this “Amendment”) to the Management and Incentive Fee Waiver Agreement dated May 28, 2024 (the “Waiver Agreement”), is entered into by and between Nuveen Churchill Private Capital Income Fund (the “Fund”) and Churchill PCIF Advisor LLC, the Fund’s investment adviser (the “Adviser”) on this 27th day of November, 2024. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Waiver Agreement.

RECITALS
WHEREAS, the Fund and the Adviser are parties to the Waiver Agreement; and

WHEREAS, the Fund and the Adviser have agreed to amend the Waiver Agreement solely to extend the period to which the waiver of fees payable under the Advisory Agreement shall apply.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Fund and the Adviser hereby agree as follows:

1.Partial Waiver of Management Fees Payable under the Advisory Agreement

(a)The Adviser hereby agrees to waive 50% of the management fee payable to the Adviser for the period beginning June 1, 2024 until May 31, 2025.

(b)For the avoidance of doubt, the purpose of this Agreement is to provide the Fund with a partial waiver in connection with the management fee payable by the Fund to the Adviser for the period set forth in Section 1(a) of this Agreement and does not amend the calculation of the management fee as set forth in the Advisory Agreement.  Other than the partial waiver granted herein by the Adviser, the terms of the Advisory Agreement shall be in full force and effect.

2.Waiver of Incentive Fee Payable under the Advisory Agreement

(a)The Adviser hereby agrees to waive 100% of the incentive fee based on income payable to the Adviser pursuant to Section 7(b)(i) of the Advisory Agreement for the period beginning June 1, 2024 until May 31, 2025.

(b)For the avoidance of doubt, the purpose of this Agreement is to provide the Fund with a waiver in connection with the incentive fee based on income payable by the Fund to the Adviser for the period set forth in Section 2(a) of this Agreement and does not amend the calculation of the incentive fee as set forth in the Advisory Agreement.  Other than the waiver granted herein by the Adviser, the terms of the Advisory Agreement shall be in full force and effect.

Except as expressly provided hereby, the parties further agree that all of the terms and provisions of the Waiver Agreement are and shall remain in full force and effect.

This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

This Amendment shall be governed by and construed in accordance with the laws of the State of New York and in accordance with the applicable provisions of the 1940 Act.

Capitalized terms used herein and not defined herein shall have the same meanings as in the Waiver Agreement.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the date above written.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND

By: /s/ John D. McCally

Name:    John D. McCally
Title:    Vice President and Secretary

CHURCHILL PCIF ADVISOR LLC

By: /s/ John D. McCally

Name:    John D. McCally
Title:    Senior Managing Director, Secretary and General Counsel

[Signature Page to Amendment No. 1 to the Waiver Agreement]